UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

NOVA LIFESTYLE, INC.
(Exact name of registrant as specified in its charter)

Nevada	011-36259	90-0746568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6565 E. Washington Blvd., Commerce, CA	90040
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (323) 888-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 22, 2017, the Board of Directors (the “Board”) of Nova LifeStyle, Inc. (the “Company”) appointed Ms. Mindy Su as a member of the Board and Mr. Jeffery Chuang as the Chief Financial Officer (“CFO”) of the Company, effective on August 22, 2017, to fill the vacancies created by the resignation of Mr. Yuen Ching (Sammy) Ho, the former Board member and CFO of the Company.
Ms. Su, age 34, has served as the Company’s Corporate Secretary since November, 2016. From 2012 to November, 2016, Ms. Su served as the accounts payable coordinator of Diamond Bar Outdoors Inc., the wholly-owned subsidiary of the Company, and concurrently as our executive secretary. Ms. Su received her Bachelor’s Degree in E-Commerce Business from California State Polytechnic University, Pomona in 2005.   Ms. Su will continue to serve as the Company’s Corporate Secretary following her appointment to the Board.
Mr. Chuang, age 48, served as the managing partner of Z & C CPAs, LLP from June, 2011 to August, 2017.  Mr. Chuang received his Bachelor of Science in Finance from California State University, Northridge in 1997 and his Master of Science in Taxation from Golden Gate University in 2006. Mr. Chuang is a Certified Public Accountant and is a member of California Society of Certified Public Accountants.
In connection with his appointment as CFO, the Company entered into an employment agreement with Mr. Chuang.  The employment agreement provides that Mr. Chuang will receive compensation in the amount of $50,000 per year, payable weekly. The term of the employment agreement is for one year.
There are no arrangements or understandings between Ms. Su or Mr. Chuang and any other person pursuant to which Ms. Su and Mr. Chuang were appointed as a director and the CFO of the Company, respectively.  In addition, there is no family relationship between Ms. Su and Mr. Chuang and any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVA LIFESTYLE, INC.

Date: August 23, 2017	By:	/s/ Thanh H. Lam
Thanh H. Lam
	Its:	Chairperson, President and Chief Executive Officer